CUSIP No. 14888D109	13D

EXHIBIT A

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Catalyst Biosciences, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

August 30, 2015	Essex Woodlands Health Ventures VIII, LLC
The Woodlands, TX
	By:	/s/ Jeff Himawan
Jeff Himawan, Managing Director

August 30, 2015	Essex Woodlands Health Ventures VIII, L.P.
The Woodlands, TX	By:	its General Partner, Essex Woodlands Health Ventures VIII, LLC

	By:	/s/ Jeff Himawan
Jeff Himawan, Managing Director

August 30, 2015	Essex Woodlands Health Ventures Fund VIII, L.P.
The Woodlands, TX	By:	its General Partner, Essex Woodlands Health Ventures VIII, L.P.
	By:	its General Partner, Essex Woodlands Health Ventures VIII, LLC

	By:	/s/ Jeff Himawan
Jeff Himawan, Managing Director

August 30, 2015		/s/ Jeff Himawan
The Woodlands, TX		Jeff Himawan, Ph.D.

August 27, 2015		/s/ James Currie
The Woodlands, TX		James Currie

August 27, 2015		/s/ Martin Sutter
The Woodlands, TX		Martin Sutter

August 27, 2015		/s/ Immanuel Thangaraj
The Woodlands, TX		Immanuel Thangaraj

CUSIP No. 14888D109	13D

August 27, 2015	/s/ Petri Vainio
The Woodlands, TX	Petri Vainio

August 27, 2015	/s/ Ron Eastman
The Woodlands, TX	Ron Eastman

August 27, 2015	/s/ Steve Wiggins
The Woodlands, TX	Steve Wiggins

August 27, 2015	/s/ Guido Neels
The Woodlands, TX	Guido Neels